Exhibit 99.1

AVANIR PHARMACEUTICALS REPORTS FISCAL 2012 FIRST QUARTER

FINANCIAL AND BUSINESS RESULTS

ALISO VIEJO, Calif., February 7, 2012-Avanir Pharmaceuticals, Inc. (NASDAQ: AVNR) today reported financial results for the three months ended December 31, 2011.

Quarterly Financial Highlights

•	Gross revenue for NUEDEXTA® of $6.3 million

•	Total net revenues of $7.2 million

•	Cash, cash equivalents, and restricted investments of $75.4 million as of December 31, 2011

“I am delighted with the results from our first fiscal quarter of 2012,” said Keith A. Katkin, president and CEO of Avanir. “The organization excelled during the quarter and consequently we achieved some important milestones, including record monthly prescriptions for our first-in-class medication NUEDEXTA and the enrollment of the first patient into the PRIME study. I am very optimistic about 2012 and look forward to continued progress across the business.”

Fiscal 2012 First Quarter Results

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Total net revenues for the quarter ended December 31, 2011 were $7.2 million, compared with $1.8 million for the comparable quarter in 2011. Total net revenues consist of NUEDEXTA revenue and royalty revenue from Abreva®.

•	Total operating expenses were $22.8 million in the first quarter of fiscal 2012, compared with $13.9 million in the comparable period in fiscal 2011.

•	Cash used in operations was $17.6 million in the first quarter of fiscal 2012.

•	Net loss for the fiscal 2012 first quarter was $15.9 million, or $0.12 per share, compared with a net loss of $12.1 million, or $0.11 per share, for the same period in fiscal 2011.

NUEDEXTA Revenue

For the quarter ended December 31, 2011, the company reported NUEDEXTA gross and net revenue of $6.3 million and $5.5 million respectively. First quarter fiscal 2012 NUEDEXTA net revenue increased 49% over the previous quarter.

Business Highlights

Recent highlights for the company include:

•	Achieved record total NUEDEXTA prescriptions of 14,626 for the quarter ended December 31, 2011

•	Fully deployed an initial institutional sales team to access the PBA opportunity in the institutional setting

•	Announced enrollment of first patient in PRIME study of AVP-923 in central neuropathic pain in multiple sclerosis

•	Announced European Medicines Agency (EMA) acceptance of marketing authorization application for NUEDEXTA

Cash, Cash Equivalents & Marketable Securities

As of December 31, 2011 Avanir had cash, cash equivalents and investments in securities totaling $75.4 million, including cash and cash equivalents of $73.2 million and restricted investments in securities of $2.2 million.

Note to Investors: As previously announced, Avanir will hold a conference call to discuss fiscal 2012 first quarter financial results today, February 7, 2012, beginning at 1:30 p.m. Pacific Time. You can listen to this call by dialing 1-877-558-3407 for domestic callers or +1-706-679-1941 for international callers, and entering passcode 46723714. Those interested in listening to the conference call live via the internet may do so by visiting http://www.avanir.com.

About NUEDEXTA

NUEDEXTA is an innovative combination of two well-characterized components; dextromethorphan hydrobromide (20 mg), the ingredient active in the central nervous system, and quinidine sulfate (10 mg), a metabolic inhibitor enabling therapeutic dextromethorphan concentrations. NUEDEXTA acts on sigma-1 and NMDA receptors in the brain, although the mechanism by which NUEDEXTA exerts therapeutic effects in patients with PBA is unknown.

NUEDEXTA Important Safety Information

NUEDEXTA is indicated for the treatment of pseudobulbar affect (PBA). PBA occurs secondary to a variety of otherwise unrelated neurological conditions, and is characterized by involuntary, sudden, and frequent episodes of laughing and/or crying. PBA episodes typically occur out of proportion or incongruent to the underlying emotional state.

Studies to support the effectiveness of NUEDEXTA were performed in patients with amyotrophic lateral sclerosis (ALS) and multiple sclerosis (MS). NUEDEXTA has not been shown to be safe and effective in other types of emotional lability that can commonly occur, for example, in Alzheimer’s disease and other dementias.

NUEDEXTA (dextromethorphan hydrobromide and quinidine sulfate) 20/10 mg capsules can interact with other medications causing significant changes in blood levels of those medications and/or NUEDEXTA which may lead to serious side effects. Adjust dose or use alternate treatment of the other medication when clinically indicated.

NUEDEXTA is contraindicated in patients concomitantly taking: QT-prolonging drugs metabolized by CYP2D6 (e.g., thioridazine and pimozide); monoamine oxidase inhibitors (MAOIs) within the preceding or following 14 days; other drugs containing quinidine, quinine, or mefloquine and in patients with a known hypersensitivity to these drugs or any of NUEDEXTA’s components. Discontinue use of NUEDEXTA if hepatitis, thrombocytopenia, serotonin syndrome or a hypersensitivity reaction occurs.

NUEDEXTA is contraindicated in patients with certain risk factors for arrhythmia: Prolonged QT interval; congenital long QT syndrome, history suggestive of torsades de pointes; heart failure; complete atrioventricular (AV) block or risk of AV block without an implanted pacemaker.

NUEDEXTA causes dose-dependent QTc prolongation. When initiating NUEDEXTA in patients at risk for QT prolongation and torsades de pointes, electrocardiographic (ECG) evaluation should be conducted at baseline and 3-4 hours after the first dose. Risk factors include left ventricular hypertrophy or dystrophy or concomitant use of drugs that prolong QT interval or certain CYP3A4 inhibitors.

The most common adverse reactions are diarrhea, dizziness, cough, vomiting, asthenia, peripheral edema, urinary tract infection, influenza, increased gamma-glutamyltransferase, and flatulence. NUEDEXTA may cause dizziness. Precautions to reduce the risk of falls should be taken, particularly for patients with motor impairment affecting gait or a history of falls.

These are not all the risks from use of NUEDEXTA. Please refer to the accompanying full Prescribing Information or visit www.NUEDEXTA.com.

About AVP-923

The investigational drug AVP-923 is a combination of two well-characterized compounds: the active ingredient dextromethorphan hydrobromide (an uncompetitive NMDA receptor antagonist and sigma-1 receptor agonist) and low dose quinidine sulfate (a CYP2D6 enzyme inhibitor), which serves to increase the bioavailability of dextromethorphan. The dosage form of AVP-923 of 20 mg DM/10 mg Q capsules (twice daily) is approved by the FDA under the brand name NUEDEXTA® which is indicated for the treatment of pseudobulbar affect (PBA).

About Avanir Pharmaceuticals, Inc.

Avanir Pharmaceuticals, Inc. is a biopharmaceutical company focused on bringing innovative medicines to patients with central nervous system disorders of high unmet medical need. As part of our commitment, we have extensively invested in our pipeline and are dedicated to advancing medicines that can substantially improve the lives of patients and their loved ones. For more information about Avanir, please visit www.avanir.com.

Avanir® and NUEDEXTA® are registered trademarks owned by Avanir Pharmaceuticals, Inc.

©2012 Avanir Pharmaceuticals, Inc. All Rights Reserved.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Avanir’s plans, potential opportunities, financial or other expectations, projections, goals objectives, milestones, strategies, market growth, timelines, legal matters, product pipeline, clinical studies, product development and the potential benefits of its commercialized products and products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with Avanir’s operating performance and financial position, the market demand for and acceptance of Avanir’s products domestically and internationally, research, development and commercialization of new products domestically and internationally, obtaining and maintaining regulatory approvals domestically and internationally, and other risks detailed from time to time in the Company’s most recent Annual Report on Form 10-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Avanir Investor & Media Contact

Ian Clements, PhD

ir@avanir.com

+1 (949) 389-6700

AVANIR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2011	September 30, 2011
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$73,168,207	$79,542,564
Trade receivables	2,504,246	2,011,165
Royalty receivables	1,309,348	389,902
Inventories, net	408,598	252,244
Prepaid expenses other current assets	2,093,525	1,575,846
Current portion of restricted investments in marketable securities	618,795	618,314

Total current assets	80,102,719	84,390,035
Restricted investments in marketable securities, net of current portion	1,636,761	1,634,625
Property and equipment, net	1,603,332	1,695,329
Non-current inventories, net	890,202	792,933
Other assets	1,121,282	1,136,072

TOTAL ASSETS	$85,354,296	$89,648,994

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$9,850,342	$10,449,427
Deferred product revenues, net	1,854,844	1,652,788
Current portion of deferred royalty revenues	2,021,189	2,087,226

Total current liabilities	13,726,375	14,189,441
Accrued expenses and other liabilities, net of current portion	17,041	68,487
Deferred royalty revenues, net of current portion	3,750,025	4,051,402

Total liabilities	17,493,441	18,309,330

Total stockholders’ equity	67,860,855	71,339,664

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$85,354,296	$89,648,994

AVANIR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,
	2011	2010
REVENUES FROM PRODUCT SALES
Gross product sales	$6,285,631	$—
Less: discount and allowances	796,868	—

Net product sales	5,488,763	—
Cost of product sales	309,803	—

Product gross margin	5,178,960	—

OTHER REVENUES
Revenues from royalties	1,676,120	1,818,487

Total other revenues	1,676,120	1,818,487

Total gross margin	6,855,080	1,818,487

OPERATING EXPENSES
Research and development	3,744,515	3,843,789
Selling, general and administrative	19,075,019	10,093,438

Total operating expenses	22,819,534	13,937,227

Loss from operations	(15,964,454)	(12,118,740)
OTHER INCOME (EXPENSE)
Interest income	14,291	7,132
Other, net	4,006	(311)

Net loss	$(15,946,157)	$(12,111,919)

Basic and diluted net loss per share	$(0.12)	$(0.11)

Basic and diluted weighted average number of common shares outstanding	127,934,257	108,396,709